Exhibit 23-a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2005 relating to the financial statements and financial highlights of The Adams Express Company which appears in the 2004 Annual Report to Stockholders, which is incorporated by reference in The Adams Express Company’s Annual Report on Form N-CSR for the year ended December 31, 2004 and which is also incorporated by reference into this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland
April 26, 2005